SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 2, 2004

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                              TREY RESOURCES, INC.

             (Exact name of registrant as specified in its charter)



            Delaware                     000-50302               16-1633636

 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)



               750 Highway 34,

              Matawan, New Jersey                                   07747
    (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (732) 566-3320


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Item 2.           Acquisition or Disposition of Assets

On June 2, 2004, Trey Resources, Inc. ("Trey") acquired all of the issued and outstanding capital stock of SWK, Inc. ("SWK"), a New Jersey based information technology company, pursuant to an Acquisition Agreement dated as of June 1, 2004 (the "Acquisition Agreement") among Trey, SWK and SWK's shareholders. In the acquisition, Trey paid SWK's shareholders a purchase price of 2,750,000 shares of Trey Class A Common Stock.

In addition, pursuant to an Agreement and Plan of Merger and Reorganization dated as of June 1, 2004 (the "Merger Agreement"), among Trey, SWK and SWK Technologies, Inc., a newly formed wholly owned subsidiary of Trey ("SWKT"), SWK was merged with and into SWKT, with SWKT surviving and continuing as a wholly owned subsidiary of Trey.

The foregoing discussion is qualified by reference to the full text of the Acquisition Agreement and the Merger Agreement attached as exhibits to this Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after the date this report is required to be filed.

 (b) Pro Forma Financial Information.

In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after the date this report is required to be filed.

(c) Exhibits.

      2.1 Acquisition Agreement dated as of June 1, 2004 by and among Trey Resources, Inc., SWK, Inc., Lynn Berman, Gary Berman and Jeffrey Roth.

      2.2 Agreement and Plan of Merger and Reorganization, dated as of June 1, 2004, by and among Trey Resources, Inc., SWK, Inc. and SWK Technologies, Inc.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2004

                                    TREY RESOURCES, INC.



                                    By: /s/ Mark Meller
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                                       Mark Meller
                                       President